Exhibit 99.1

 NEWS RELEASE
FOR IMMEDIATE RELEASE

 Lori Vaught Named
Chief Financial Officer of Skyline National Bank

Company Release – 1/22/2019

FLOYD, VA., January 22, 2019/PRNewswire/ -- Parkway Acquisition Corp. ("Parkway") (OTCQX: PKKW), the parent company of Skyline National Bank ("Skyline"), today announced that Lori Vaught has been promoted to Executive Vice President and Chief Financial Officer of Skyline National Bank and Parkway Acquisition Corp.

"We are pleased that Lori has accepted this promotion," stated Skyline National Bank President & CEO Blake Edwards. "She is uniquely qualified for this important role. Lori has been with our bank since 2002 – most recently serving as our Controller. We have worked together for more than 16 years. She has made many positive contributions to our financial management and reporting and I look forward to continuing our work together to grow Skyline National Bank."

Ms. Vaught's promotion follows Blake Edward's appointment as President & CEO of Skyline on January 1, when former CEO Allan Funk retired. Edwards was formerly Skyline's CFO for 19 years.

Lori Vaught, age 45, is a native of Grayson County, Virginia, and a graduate of Radford University. She currently resides in the Baywood neighborhood of Galax with her husband Mitchell and two daughters. Vaught stated, "I am very excited for this opportunity to work with my colleagues to continue our great progress at Skyline National Bank and to grow the reach of our bank."

To reach Lori, contact her at 276-773-2811 or by email at lvaught@skylinenationalbank.com.

About Parkway Acquisition Corp. & Skyline National Bank

Parkway Acquisition Corp. is a bank holding company headquartered in Floyd, Virginia, and is the parent company for Skyline National Bank.  Skyline National Bank is a community bank, headquartered in Independence, Virginia. Skyline National Bank has 20 branches and four loan production offices, and provides a highly competitive suite of personal and business banking products and services to customers in southwestern Virginia and northwestern North Carolina.

Forward-looking statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These include statements regarding future plans, strategies, results or expectations that are not historical facts, and are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Parkway intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. These statements are based on certain assumptions, and Parkway's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of Parkway include, but are not limited to disruptions to customer and employee relationships and business operations caused by the merger with Great State Bank; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected time frame, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in Parkway's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Parkway assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

Contact:  Blake Edwards, 276-773-2811

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